Exhibit 99.2
STATEMENT OF CONSOLIDATED INCOME
HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES
(UNAUDITED)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2008	2007
REVENUES
Core commissions and fees	$179,126	$159,069
Contingent commissions	24,163	33,119
Investment income	2,658	3,037
Other	882	2,968

	206,829	198,193

OPERATING EXPENSES
Compensation and employee benefits	123,434	109,118
Other operating expenses	38,705	33,022
Depreciation	2,340	2,113
Amortization of intangibles	9,841	7,414
Interest expense	7,078	5,491

	181,398	157,158

INCOME BEFORE INCOME TAXES	25,431	41,035
Income taxes	9,908	15,813

NET INCOME	$15,523	$25,222

Net Income Per Share:
Basic	$0.43	$0.70
Assuming Dilution	$0.42	$0.69
See notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEET
HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

	March 31,	December 31,
	2008	2007
(in thousands)	(UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents, including $102,174 and $109,330, respectively, of restricted funds	$282,702	$294,407
Receivables:
Premiums and commissions, less allowance for doubtful accounts of $3,604 and $3,972, respectively	280,402	319,025
Other	38,981	47,190

	319,383	366,215
Prepaid expenses and other current assets	38,571	42,200

TOTAL CURRENT ASSETS	640,656	702,822

PROPERTY AND EQUIPMENT, NET	25,492	26,023

GOODWILL	806,252	794,007
OTHER INTANGIBLE ASSETS	365,943	360,555
Less accumulated amortization	112,124	102,284

	1,060,071	1,052,278
OTHER ASSETS	37,186	36,303

	$1,763,405	$1,817,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$407,143	$453,850
Accounts payable	42,271	32,380
Accrued expenses	37,573	54,290
Premium deposits and credits due customers	60,362	69,284
Current portion of long-term debt	14,655	14,705

TOTAL CURRENT LIABILITIES	562,004	624,509

LONG-TERM DEBT	422,095	412,432

DEFERRED INCOME TAXES	50,112	50,524

OTHER LONG-TERM LIABILITIES	49,029	46,758

SHAREHOLDERS’ EQUITY
Common Stock, no par value; authorized 100,000 shares; outstanding 36,391 and 36,749 shares, respectively	258,785	271,263
Retained earnings	420,215	409,443
Accumulated other comprehensive income
Unrealized loss on interest rate swaps, net of deferred tax benefit of $1,505 and $651, respectively	(2,229)	(1,018)
Foreign currency translation adjustments	3,394	3,515

	680,165	683,203

	$1,763,405	$1,817,426

See notes to consolidated financial statements.

STATEMENT OF CONSOLIDATED SHAREHOLDERS’ EQUITY
HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES
(UNAUDITED)

			Accumulated
			Other
	Common	Retained	Comprehensive
	Stock	Earnings	Income (Loss)
(in thousands, except per share amounts)
Balance at January 1, 2008	$271,263	$409,443	$2,497
Issuance of 124 shares of Common Stock	626
Repurchase of 482 shares of Common Stock	(14,990)
Stock-based compensation	1,608
Income tax benefit from exercise of stock options	278
Payment of dividends ($0.13 per share)		(4,751)
Unrealized loss on derivative contracts, net of deferred tax benefit			(1,211)
Foreign currency translation adjustments			(121)
Net income		15,523

Balance at March 31, 2008	$258,785	$420,215	$1,165

Balance at January 1, 2007	$250,359	$350,084	$2,926
Issuance of 349 shares of Common Stock	8,680
Stock-based compensation	1,823
Income tax benefit from exercise of stock options	1,765
Payment of dividends ($0.12 per share)		(4,386)
Unrealized loss on derivative contracts, net of deferred tax benefit			(299)
Foreign currency translation adjustments			100
Net income		25,222

Balance at March 31, 2007	$262,627	$370,920	$2,727

See notes to consolidated financial statements.

STATEMENT OF CONSOLIDATED CASH FLOWS
HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES
(UNAUDITED)

	Three Months Ended
	March 31,
(in thousands)	2008	2007
OPERATING ACTIVITIES
Net income	$15,523	$25,222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,340	2,113
Amortization of intangibles	9,841	7,414
Stock-based compensation	1,608	1,823
Provision for losses on receivables	(260)	214
Provision for deferred income taxes	554	851
Gain on sale of assets	(402)	(2,284)
Changes in operating assets and liabilities net of effects from insurance agency acquisitions and dispositions:
Decrease in receivables	47,326	64,990
Decrease in prepaid expenses	3,639	2,494
Decrease in premiums payable to insurance companies	(46,727)	(80,029)
Increase (decrease) in premium deposits and credits due customers	(8,923)	9,696
Increase (decrease) in accounts payable	1,442	(7,734)
Decrease in accrued expenses	(16,901)	(18,518)
Decrease in regulatory charge accrual	(9)	(160)
Other operating activities	(49)	(729)

Net Cash Provided by Operating Activities	9,002	5,363

INVESTING ACTIVITIES
Purchase of property and equipment	(1,822)	(2,268)
Purchase of insurance agencies, net of cash acquired	(7,328)	(59,136)
Purchase of investments	(1,130)	—
Proceeds from sale of assets	433	10,109
Other investing activities	196	(36)

Net Cash Used in Investing Activities	(9,651)	(51,331)

FINANCING ACTIVITIES
Proceeds from long-term debt	10,000	66,402
Principal payments on long-term debt	(1,645)	(29,068)
Repurchase of Common Stock	(14,990)	—
Proceeds from issuance of Common Stock, net of tax payments for options exercised	52	7,612
Income tax benefit from exercise of stock options	278	1,765
Dividends	(4,751)	(4,386)

Net Cash Provided by (Used in) Financing Activities	(11,056)	42,325

Decrease in cash and cash equivalents	(11,705)	(3,643)
Cash and cash equivalents at beginning of period	294,407	254,811

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$282,702	$251,168

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES
March 31, 2008
(UNAUDITED)
NOTE A—BASIS OF PRESENTATION
     The accompanying unaudited consolidated financial statements of Hilb Rogal & Hobbs Company (the Company) have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Certain amounts for the prior period have been reclassified to conform to current year presentation. Operating results for the three-month period ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008. For further information, refer to the consolidated financial statements and footnotes included in the Company’s Form 10-K for the year ended December 31, 2007.
NOTE B—RECENT ACCOUNTING PRONOUNCEMENTS
     In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, “Fair Value Measurements” (Statement 157). Statement 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. In February 2008, the FASB issued FSP 157-2, “Effective Date of FASB Statement No. 157-2,” which delayed the effective date of the statement for certain nonfinancial assets and liabilities to fiscal years beginning after November 15, 2008. Effective January 1, 2008, the Company adopted Statement 157 for its financial assets and liabilities. The adoption of Statement 157 for financial assets and liabilities did not have a material impact on the Company’s financial position or results of operations. The Company continues to evaluate the application of Statement 157 for nonfinancial assets and liabilities but does not believe that it will significantly impact the Company’s financial position and results of operations. See Note F for more information on Statement 157.
     In December 2007, the FASB issued Statement No. 141 (revised 2007), “Business Combinations” (Statement 141R). Statement 141R requires that an acquirer (i) recognize, with certain exceptions, 100% of the fair value of the assets and liabilities acquired; (ii) include contingent consideration arrangements in the purchase price consideration at their acquisition date fair values; and (iii) expense all acquisition-related transaction costs as incurred. Statement 141R is effective for fiscal years beginning after December 15, 2008. Adoption is prospective and early adoption is not permitted. The Company is evaluating the potential impact that the adoption of Statement 141R will have on its financial position and results of operations.
     In March 2008, the FASB issued Statement No. 161, “Disclosures About Derivative Instruments and Hedging Activities” (Statement 161). Statement 161 changes the disclosure requirements for derivative instruments and hedging activities by requiring entities to provide enhanced disclosures about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” and its related interpretations and (iii) how derivative instruments and related hedged items affect an entity’s financial position, performance and cash flows. Statement 161 is effective for fiscal years beginning after November 15, 2008.
NOTE C—INCOME TAXES
     Deferred taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s effective rate varies from the statutory federal income tax rate primarily due to a mix of state and foreign tax rates.
     There are no material changes in the March 31, 2008 amounts of (i) unrecognized tax benefits, that if recognized would affect the effective tax rate, or (ii) the interest and penalties related to those unrecognized tax benefits from the amounts disclosed at December 31, 2007.

NOTE D—ACQUISITIONS
     During the first three months of 2008, the Company acquired certain assets and liabilities of two insurance agencies and other accounts. These acquisitions, individually or in aggregate, were not material to the consolidated financial statements. For certain acquisitions, the allocations of purchase price are preliminary and subject to refinement as the valuations of certain tangible and intangible assets are not final.
     During 2007, the Company acquired certain assets and liabilities of ten insurance agencies and other accounts. For certain acquisitions, the allocation of purchase price is preliminary and subject to refinement as the valuations of certain intangible assets are not final.
     The following unaudited, condensed pro forma results of operations assumes the acquisitions occurring in 2007 had been completed as of January 1, 2007.

Three Months Ended
(in thousands, except per share amounts)	March 31, 2007
Pro Forma Revenues	$221,685

Pro Forma Net Income	$24,952

Pro Forma Net Income Per Share (Basic)	$0.69
Pro Forma Net Income Per Share (Assuming Dilution)	$0.68
     Pro forma data may not be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented, nor does it intend to be a projection of future results.
NOTE E—SALE OF ASSETS AND OTHER GAINS
     During the three months ended March 31, 2008 and 2007, the Company sold certain offices, accounts and other assets resulting in gains of $0.4 million and $2.3 million, respectively. These amounts are included in other revenues in the Statement of Consolidated Income. Income taxes related to these gains were $0.2 million and $0.9 million for the three months ended March 31, 2008 and 2007, respectively. Revenues, expenses and assets related to these dispositions were not material to the consolidated financial statements.
NOTE F—FAIR VALUE MEASUREMENTS
     On January 1, 2008, the Company adopted Statement 157, which required the categorization of financial assets and liabilities based upon the level of judgments associated with the inputs used to measure their fair value. Hierarchical levels—defined by Statement 157 and directly related to the amount of subjectivity associated with the inputs used to determine the fair value of financial assets and liabilities—are as follows:
•	Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date

•	Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the assets or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life

•	Level 3—Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

NOTE F—FAIR VALUE MEASUREMENTS—Continued
     Each major category of financial assets and liabilities measured at fair value on a recurring basis are categorized in the tables below based upon the lowest level of significant input to the valuations.

	March 31, 2008
(in thousands)	Level 1	Level 2	Level 3	Total
Assets at Fair Value
Fixed-income securities	$—	$31,720	$—	$31,720
Money market funds	64,355	5,657	—	70,012
Mutual fund investments	2,571	—	—	2,571

Total assets	$66,926	$37,377	$—	$104,303

Liabilities at Fair Value
Derivative liabilities	$—	$4,002	$—	$4,002

Total liabilities	$—	$4,002	$—	$4,002

     Substantially all investments in fixed-income securities and money market funds are cash equivalents.
NOTE G—NET INCOME PER SHARE
     The following table sets forth the computation of basic and diluted net income per share:

	Three Months
	Ended March 31,
(in thousands, except per share amounts)	2008	2007
Numerator for basic and diluted net income per share
Net Income	$15,523	$25,222
Denominator
Weighted average shares	36,428	36,163
Effect of guaranteed future shares to be issued in connection with agency acquisitions	86	51

Denominator for basic net income per share	36,514	36,214
Effect of dilutive securities:
Employee stock options	75	348
Employee non-vested stock	86	135
Contingent stock—acquisitions	81	27

Dilutive potential common shares	242	510

Denominator for diluted net income per share—adjusted weighted average shares	36,756	36,724

Net Income Per Share:
Basic	$0.43	$0.70
Assuming Dilution	$0.42	$0.69
NOTE H—REGULATORY CHARGE AND RELATED MATTERS
     The Company and certain other companies in the insurance intermediary industry have been subject to investigations and inquiries by various governmental authorities regarding business practices and broker compensation arrangements. On August 31, 2005, the Company entered into an agreement (the Agreement) with the Attorney General of the State of Connecticut (the Attorney General) and the Insurance Commissioner of the State of Connecticut (the Commissioner) to resolve all issues related to investigations conducted by the Attorney General and the Commissioner into certain insurance brokerage and insurance agency practices (the Investigations) and to settle an action commenced on August 31, 2005 by the Attorney General in the Connecticut Superior Court alleging violations of the Connecticut Unfair Trade Practices Act and the Connecticut Unfair Insurance Practices Act (the Action). In the Agreement, the Company agreed to take certain actions including establishing a $30.0 million national fund (the Fund) for distribution to certain clients, enhancing disclosure practices for agency and broker clients, and to not accept or request contingent compensation on brokerage business.

NOTE H—REGULATORY CHARGE AND RELATED MATTERS—Continued
     In 2005, the Company recorded a $42.3 million charge, and related income tax benefit of $16.0 million, primarily relating to the Agreement with the Attorney General and the Commissioner. This charge included the Fund established by the Agreement; estimated costs for pending regulatory matters; and various legal and administrative costs to be incurred related to the Fund and complying with the Agreement’s other provisions. Since incurring the charge, the Company has made related payments of $30.0 million into the Fund and various amounts for legal and administrative matters. The total regulatory charge liability as of March 31, 2008 and December 31, 2007 is $0.7 million and $0.8 million, respectively. The current portion of this liability as of March 31, 2008 and December 31, 2007 is $0.6 million and $0.7 million, respectively, and is included in accrued expenses. The remaining liability is included in other long-term liabilities.
     These pending regulatory matters relate to subpoenas issued and/or inquiries made by state attorneys general and insurance departments into, among other things, the industry’s commission payment practices. The Company has received subpoenas and/or requests for information from attorneys general and/or insurance departments in fourteen states. In addition to the original regulatory inquiries, the Company has received subsequent subpoenas and/or requests for information from certain of these states, and the Company may receive additional subpoenas and/or requests for information in the future from attorneys general and/or insurance departments of these and/or other states. The Company will continue to evaluate and monitor all such subpoenas and requests.
NOTE I—COMMITMENTS AND CONTINGENCIES
Industry Litigation
     The Company has been named as a defendant in certain legal proceedings against brokers and insurers relating to broker compensation arrangements and other business practices.
MDL 1663 Class Action
     In August 2004, OptiCare Health Systems Inc. filed a putative class action in the U.S. District Court for the Southern District of New York (Case No. 04-CV-06954) against a number of the country’s largest insurance brokers and several large commercial insurers. The Company was named as a defendant in the OptiCare suit in November 2004. In December 2004, two other purported class actions were filed in the U.S. District Court for the Northern District of Illinois, Eastern Division, by Stephen Lewis (Case No. 04-C-7847) and Diane Preuss (Case No. 04-C-7853), respectively, against certain insurance brokers, including the Company, and several large commercial insurers. On February 17, 2005, the Judicial Panel on Multidistrict Litigation (the Panel) ordered that the OptiCare suit, along with three other purported antitrust class actions filed in New York, New Jersey and Pennsylvania against industry participants, be centralized and transferred to the U.S. District Court for the District of New Jersey (District Court of New Jersey). In addition, by Conditional Transfer Order dated March 10, 2005, the Panel conditionally transferred the Lewis and Preuss cases to the District Court of New Jersey. The transfer subsequently became effective and as a result of the Panel’s transfer orders, the OptiCare, Lewis and Preuss cases are proceeding on a consolidated basis with other purported class action suits styled as In re: Insurance Brokerage Antitrust Litigation (MDL 1663).
     On August 1, 2005, the plaintiffs in MDL 1663 filed a First Consolidated Amended Commercial Class Action Complaint (the Commercial Complaint) in the District Court of New Jersey (Civil No. 04-5184) against the Company and certain other insurance brokers and insurers. In addition, the plaintiffs in MDL 1663 also filed on August 1, 2005 a First Consolidated Amended Employee Benefits Class Action Complaint (the Employee Benefits Complaint) in the District Court of New Jersey (Civil No. 05-1079) against the Company; Frank F. Haack & Associates, Inc.; O’Neill, Finnegan & Jordan Insurance Agency Inc.; and certain other insurance brokers and insurers.
     The Company, along with other defendants, filed a motion to dismiss both the Commercial Complaint and the Employee Benefits Complaint. Also, on February 13, 2006, the plaintiffs filed their motions for class certification in each case. On May 5, 2006, the defendants filed their oppositions to the motions for class certification. On May 31, 2006, the plaintiffs filed a reply brief in support of their motions for class certification.
     On October 3, 2006, the District Court of New Jersey denied in part the motion to dismiss the Commercial Complaint and the Employee Benefits Complaint and ordered that plaintiffs provide supplemental information regarding each of their consolidated complaints by October 25, 2006. The plaintiffs filed the supplemental pleadings and the Company, along with other defendants, filed renewed motions to dismiss. On February 12, 2007, MDL 1663 was transferred to Judge Garrett E. Brown, Jr., Chief Judge of the District Court of New Jersey.
     On April 5, 2007, the District Court of New Jersey dismissed the Commercial Complaint and the Employee Benefits Complaint without prejudice. On May 22, 2007, the plaintiffs filed a Second Consolidated Amended Commercial Class Action Complaint (the Second Amended Commercial Complaint) and a Second Consolidated Amended Employee Benefits Class Action Complaint (the Second Amended Employee Benefits Complaint).

NOTE I—COMMITMENTS AND CONTINGENCIES — Continued
     The Second Amended Employee Benefits Complaint does not contain allegations against the Company; Frank F. Haack & Associates, Inc.; O’Neill, Finnegan & Jordan Insurance Agency Inc.; or any of the Company’s other subsidiaries or affiliates, and the Company and its subsidiaries and affiliates are, therefore, no longer defendants in the Employee Benefits case, Civil No. 05-1079.
     In the Second Amended Commercial Complaint, the named plaintiffs purport to represent a class consisting of all persons or entities who between January 1, 1998 and December 31, 2004 engaged the services of any one of the broker defendants, including the Company, or any one of their subsidiaries or affiliates, in connection with the purchase or renewal of insurance or reinsurance from an insurer.
     Plaintiff Tri-State Container Corporation (Tri-State) purports to represent a class consisting of all persons or entities who between January 1, 1998 and December 31, 2004 engaged the services of the Company, including its subsidiaries and affiliates, in connection with the purchase or renewal of insurance from an insurer. Certain other plaintiffs purport to represent classes of persons and entities with claims against other broker and insurer defendants. The plaintiffs allege in the Second Amended Commercial Complaint, among other things, that the broker defendants engaged in improper steering of clients to the insurer defendants for the purpose of obtaining undisclosed additional compensation in the form of contingent commissions from insurers; that certain of the defendants were engaged in a bid-rigging scheme involving the submission of false and/or inflated bids from insurers to clients; that certain of the broker defendants improperly placed their clients’ insurance business with insurers through related wholesale entities where an intermediary was unnecessary for the purpose of generating additional commissions from insurers; that certain of the broker defendants entered into unlawful tying arrangements to obtain reinsurance business from the defendant insurers; and that certain of the broker defendants created centralized internal departments for the purpose of monitoring, facilitating and advancing the collection of contingent commissions, payments and other improper fees. The plaintiffs allege violations of federal and state antitrust laws, violations of the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. § 1962(c) and (d) (RICO), breach of fiduciary duty, aiding and abetting breach of fiduciary duty and unjust enrichment. The plaintiffs seek monetary relief, including treble damages, injunctive and declaratory relief, restitution, interest, attorneys’ fees and expenses, costs and other relief; however, no actual dollar amounts have been stated as being sought.
     On June 21, 2007, the Company, along with other defendants, filed motions to dismiss the Second Amended Commercial Complaint and to strike the addition of certain allegations and parties, including the addition of Tri-State as a named plaintiff. On July 19, 2007, the plaintiffs filed oppositions to the motions to dismiss and to strike and cross-moved for leave to amend the Second Amended Commercial Complaint to add allegations and parties, including Tri-State. On July 31, 2007, the defendants filed reply briefs.
     On August 31, 2007, the District Court of New Jersey dismissed all federal antitrust claims in the Second Amended Commercial Complaint. On September 28, 2007, the District Court of New Jersey dismissed all federal RICO claims in the Second Amended Commercial Complaint with prejudice. The District Court of New Jersey further declined to exercise jurisdiction over state law claims in the Second Amended Commercial Complaint, dismissed those state law claims without prejudice and dismissed Civil No. 04-5184 in its entirety. The District Court of New Jersey also dismissed as moot all other motions pending in Civil No. 04-5184 as of September 28, 2007.
     On October 10, 2007, the plaintiffs filed a notice of appeal to the United States Court of Appeals for the Third Circuit (Third Circuit) relating to the District Court of New Jersey’s order dismissing Civil No. 04-5184 and all other adverse orders and decisions in Civil No. 04-5184. The plaintiffs filed an opening brief in support of their appeal on February 19, 2008. Defendants filed an opposition brief on April 7, 2008 and plaintiffs filed a reply brief on April 24, 2008. No oral argument date is yet set, and it is not possible to state when a decision will be rendered by the Third Circuit.
     On February 13, 2007, a lawsuit was filed in the District Court of New Jersey by Avery Dennison Corporation (Avery) (Civil No. 07-757) against the Company, certain Marsh & McLennan companies, and several large commercial insurers making factual and legal claims similar to those raised in the Opticare, Preuss and Lewis cases. Avery seeks treble and punitive damages, attorneys’ fees and expenses, forfeiture of compensation paid to the broker defendants, restitution, general damages, interest and injunctive relief; however, no actual dollar amounts have been stated as being sought. This is not a putative class action. Pursuant to the procedures promulgated by the District Court of New Jersey in MDL 1663, the case has been consolidated with the other actions pending before the District Court of New Jersey in MDL 1663. Avery was stayed pending the District Court of New Jersey’s ruling on the dispositive pleadings filed in response to the amended complaints filed by the plaintiffs in the consolidated actions. All dispositive pleadings filed in response to the amended complaints are now resolved, and the District Court of New Jersey is currently considering a request by most defendants, including the Company, to continue the stay in the Avery and certain other cases pending resolution of the appeal to the Third Circuit by the plaintiffs of the order dismissing Civil No. 04-5184. Avery has opposed this request and seeks an order to lift the stay. The District Court of New Jersey has yet to resolve whether the stay will remain in place.
     The Company believes it has substantial defenses in these cases and intends to defend itself vigorously. However, due to the uncertainty of these cases, the Company is unable to estimate a range of possible loss at this time. In addition, the Company cannot predict the outcome of these cases or their effects on the Company’s financial position or results of operations.

NOTE I — COMMITMENTS AND CONTINGENCIES — Continued
Other
     There are in the normal course of business various other outstanding commitments and contingent liabilities. Management does not anticipate material losses as a result of such matters.
NOTE J—SEGMENT INFORMATION
     The Company’s business consists of three reportable segments, Domestic Retail, Excess and Surplus, and International, as well as an All Other category for the remaining profit centers.
     The Domestic Retail segment places insurance products for risk areas including property and casualty, employee benefits, professional liability and personal lines through a nationwide network of offices. Domestic Retail is organized into (i) seven United States regional operating units which oversee individual profit centers (Retail Profit Centers) and (ii) coordinated national resources providing marketing and specialized industry or product expertise, which further enhance the service capacity of Retail Profit Centers to larger and more complex clients.
     The Excess and Surplus segment represents a group of domestic profit centers that focus on providing excess and surplus lines insurance through retail insurance brokers.
     The International segment is principally located in London, England with branch locations in Russia, South Africa and Australia. The International operating units provide various insurance products and have a focus towards wholesale and reinsurance brokerage.
     The Company’s remaining profit centers comprise the All Other category. These profit centers include the Company’s Managing General Agencies/Underwriters and other specialized business units.
     The Company evaluates the performance of its operating segments based upon operating profits. Operating profit is defined as income before taxes, excluding the impact of gains/losses on sale of assets, amortization of intangibles, interest expense, minority interest expense, gains/losses on foreign currency remeasurement, and special charges. A reconciliation of operating profit to income before taxes is as follows:

	Three Months Ended
	March 31,
(in thousands)	2008	2007
Operating profit	$42,232	$51,552
Gain on sale of assets	402	2,284
Amortization of intangibles	(9,841)	(7,414)
Interest expense	(7,078)	(5,491)
Minority interest expense	(127)	104
Loss on foreign currency remeasurement	(157)	—

Income before income taxes	$25,431	$41,035

     Each segment has been allocated a portion of the Company’s corporate overhead based upon a percentage of total revenues, excluding any gains/losses on the sales of assets. Interest income and expense includes intercompany balances allocated to the individual segments through the Company’s internal cash management program. The “Corporate/Elimination” column consists of certain intercompany revenue eliminations; unallocated interest income and expense; certain corporate compensation costs, legal, compliance, and claims expenditures, and other miscellaneous operating expenses not included in the allocation of corporate overhead; and special charges.

NOTE J — SEGMENT INFORMATION — Continued
     Summarized information concerning the Company’s reportable segments is shown in the following tables:

	Three Months Ended March 31, 2008
	Domestic	Excess &		All	Corporate/
(in thousands)	Retail	Surplus	International	Other	Eliminations	Total
Total revenues	$180,910	$11,059	$11,796	$6,419	$(3,355)	$206,829
Investment income	4,543	369	380	428	(3,062)	2,658
Depreciation	1,736	140	162	66	236	2,340
Operating profit	39,937	3,406	2,014	2,050	(5,175)	42,232
Amortization of intangibles	7,108	858	1,241	424	210	9,841
Interest expense	428	2	976	220	5,452	7,078

	Three Months Ended March 31, 2007
	Domestic	Excess &		All	Corporate/
(in thousands)	Retail	Surplus	International	Other	Eliminations	Total
Total revenues	$169,215	$10,216	$12,516	$8,783	$(2,537)	$198,193
Investment income	3,842	211	680	516	(2,212)	3,037
Depreciation	1,603	113	147	46	204	2,113
Operating profit	47,470	3,908	1,656	2,249	(3,731)	51,552
Amortization of intangibles	4,793	680	1,105	626	210	7,414
Interest expense	355	41	1,016	329	3,750	5,491